UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2010

WUHAN GENERAL GROUP (CHINA), INC.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-34125 (Commission File Number)	84-1092589 (IRS Employer Identification No.)

Canglongdao Science Park of Wuhan East Lake Hi-Tech Development Zone

Wuhan, Hubei 430200

People’s Republic of China

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (86) 27-5970-0069

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2010, Haiming Liu tendered his resignation as the Chief Financial Officer and Treasurer of Wuhan General Group (China), Inc. (the “Company”) due to family reasons. Mr. Liu’s resignation was not a result of a disagreement with the Company regarding the Company’s operations, policies, practices or otherwise.

On January 12, 2010, the Board appointed Philip Lo, age 43, to serve as the new Chief Financial Officer and Treasurer of the Company. Since December 2007, Mr. Lo has served as the Managing Director of AW Financial Consultancy Limited, which is in the business of providing financial consulting services. Also, from December 2007 to January 2009, Mr. Lo served as the Chief Financial Officer of Wuhan Zhongye Yangluo Heavy Machinery Co., Ltd., which produces and manufactures steel products in China. From June 2006 to December 2007, Mr. Lo was employed as an Auditing Senior Manager at Albert Wong & Co., a professional accounting firm based in Hong Kong. From December 2005 to April 2006, Mr. Lo served as the Accounting Manager at Ligo Silicone Rubber Technology China, Ltd. Mr. Lo served as the Financial Director of Hang Chi Enterprise Co., Ltd., the holding company of the Wah Fung Group, which is in the knitted fabric manufacturing business, from 1994 to 2005. Mr. Lo received his diploma in accountancy from Hong Kong Shue Yan College in 1989 and a Degree of Bachelor of Commerce in Accountancy with Merit from the University of Wollongong in Australia in 1992. In 1994, Mr. Lo received his CPA Programme of Australian Society of CPAs, Core I, Core II, Management Accounting, Management Information System & Treasury.  Mr. Lo is fluent in English, Mandarin and Cantonese.

No family relationships exist between Mr. Lo and any director or executive officer of the Company. There is no arrangement or understanding pursuant to which Mr. Lo was appointed as an officer of the Company, and there are no related party transactions between Mr. Lo and the Company reportable under Item 404(a) of Regulation S-K. The Company issued a press release on January 13, 2010 announcing the appointment of Mr. Lo. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release issued by the Company on January 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wuhan General Group (China), Inc.

Date: January 12, 2010

By:	/s/ Xu Jie
Name:	Xu Jie
Title:	Chief Executive Officer

EXHIBIT INDEX

Form 8-K

Filed
Exhibit No.	Description	Herewith	By Reference
99.1	Press Release issued by the Company on January 13, 2010.	X